Exhibit 10.19

Execution Copy

[LETTERHEAD OF FLAGSTONE REINSURANCE HOLDINGS LIMITED]

February 23, 2006

Lightyear Fund II (Cayman), L.P.
375 Park Avenue

New York, New York 10152

Dear Sir/Madam:

Reference is made to the purchase on February 1, 2006 by Lightyear Fund II (Cayman), L.P. (the “VCOC Investor”) from Flagstone Reinsurance Holdings Limited (the “Company”) of 4,985,000 common shares, par value $.01 per share, of stock of the Company pursuant to the Second Subscription Agreement dated as of December 30, 2005 between the Company and Lightyear Fund II, L.P. (“Lightyear”) and the Assignment Agreement dated February 1, 2006 among the Company, the VCOC Investor, Lightyear and Lightyear Co-Invest Partnership II (Cayman), L.P. (the “Initial Stock”), and the contemplated direct or indirect purchase pursuant to the Fourth Subscription Agreement dated as of February 23, 2006 between the Company and the VCOC Investor by the VCOC Investor from the Company of an additional 997,000 common shares, par value $.01 per share, of stock of the Company (together with the Initial Stock, the “Stock”). This letter agreement amends, restates and supersedes the letter agreement delivered on February 1, 2006 by the Company to the VCOC Investor pertaining to the same matters discussed herein.

The Company hereby agrees that for so long as the VCOC Investor, directly or through one or more conduit subsidiaries, continues to hold any Stock (or, solely for purposes of paragraph (c) below, at least 2,492,500 shares of Stock) or other securities of the Company into which such shares of Stock may be converted or for which such shares of Stock may be exchanged, the Company, without limitation or prejudice of any of the rights provided to shareholders of the Company generally, shall:

(a)           Provide the VCOC Investor or its designated representative with:

(i)            the right to visit and inspect during business hours any of the offices and properties of the Company and its subsidiaries and inspect books and records of the Company and its subsidiaries, at such times as are mutually agreed upon between the VCOC Investor and the Company;

(ii)           as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(iii)          as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established reputation; and

(iv)          to the extent the Company or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports, actually prepared by the Company or such subsidiary as soon as available.

(b)           Make appropriate officers and directors of the Company, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(c)           At any time the VCOC Investor does not have a written contractual agreement with the Company which entitles the VCOC Investor to unilaterally appoint at least one member to the Board of Directors of the Company, provide the VCOC Investor with the right to designate one non-voting board observer who will be entitled to attend all meetings of the Company’s Board of Directors, participate in all deliberations of the Board and receive copies of all materials provided to the Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board;

(d)           At any time the VCOC Investor does not have a written contractual agreement with the Company which entitles the VCOC Investor to unilaterally appoint at least one member to the Board of Directors of the Company or to designate one non-voting board observer as provided in paragraph (c) above, to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of the Company or any of its subsidiaries, and to provide the VCOC Investor or its designated representative with the right to consult with the Company and its subsidiaries with respect to such actions; and

(e)           Provide the VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”).

The Company agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure.

The rights set forth in this letter agreement are not transferable by the VCOC Investor to any other person or entity. Notwithstanding the preceding sentence, in the event the VCOC Investor transfers all or any portion of its investment in the Company to an affiliated entity or to a Qualified Fund (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity or Qualified Fund) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity or Qualified Fund shall be afforded the same rights with respect to the Company afforded to the VCOC Investor hereunder, and in such event the Company agrees to execute a management rights agreement in the form of this agreement with such affiliated entity or Qualified Fund, as applicable, and the name of the assignee shall be substituted for the VCOC Investor in each place it appears. For purposes of this paragraph, “affiliated entity” shall mean any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the VCOC Investor, and a “Qualified Fund” is an investment fund managed by an affiliated entity.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

		By:	/s/ Todd White
Name: Todd White
Title: Secretary

Agreed and acknowledged as of the date first above written:

LIGHTYEAR FUND II (CAYMAN), L.P.

By: LIGHTYEAR FUND II (Cayman) GP, L.P.,
its general partner

By: LIGHTYEAR FUND II (Cayman) GP, Ltd.,
its general partner

By:	/s/
Name:
Title: Vice President